Exhibit 10.21

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TERMINATON AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made effective as of March 21, 2023 (the “Effective Date”) between Talis Biomedical Corporation (“Talis”) and thinXXS Microtechnology GmbH (“thX”). Talis and thX may hereafter be referred to collectively as the “Parties” or each individually, a “Party.”

WHEREAS, the Parties entered into a Supply Agreement dated as of 22 May 2020, as subsequently amended (the “Supply Agreement”);

WHEREAS, the Parties now desire to terminate the Supply Agreement, enter into a mutual release of any potential claims or actions, as further described below, and end their business relationship.

NOW, THEREFORE, in consideration of the promises, covenants and undertakings herein contained, the receipt and adequacy of which the Parties hereto confess and acknowledge, the Parties agree as follows:

1.
Termination. The Parties acknowledge and agree that the Supply Agreement is hereby terminated effective as of the Effective Date. Except as otherwise expressly provided in this Agreement or the License Agreement (as hereafter defined), neither Party shall have any further rights or obligations under the Supply Agreement.
2.
License.

A. Concurrent with this Agreement, the Parties shall enter into the License Agreement attached hereto as Exhibit A (the “License Agreement”). The License Agreement shall not become effective until thX has received the License Payment (as defined in Section 3 of the License Agreement) and is subject to Talis’ compliance with its obligations under this Agreement.

B. The Parties agree to execute the next steps outlined in the attached Termination Execution List (attached and incorporated herein as Exhibit D) within ten (10) days following the Effective Date.

3.
Payment of Invoices. Talis shall pay in full and on time, without setoff or deduction, all invoices owed to thX, or any of its affiliates, for product ordered prior to the Effective Date and delivered to Talis prior to or after the Effective Date and any payments due hereunder.
4.
Transfer of [***] and Raw Materials.
A.
[***]. In consideration of the terms of this Agreement, thX shall sell, transfer and assign ownership of the [***] listed in Exhibit B (the “Transferred Equipment”) to Talis for a purchase price of [***]. Prior to completing the transfer, thX or its agent shall have the right to remove the parts identified in Exhibit B from the Transferred Equipment, and thX shall [***]. All other equipment or infrastructure purchased under the Supply Agreement and not listed in Exhibit B (including, without limitation, [***]) shall remain the property of thX, regardless of which Party may have paid for such equipment or infrastructure initially, and thX and its affiliates shall have a freedom to use the equipment and infrastructure as they see fit. In addition, Talis agrees to use reasonable efforts to [***].
B.
Raw Material. In consideration of the terms of this Agreement, thX shall sell, transfer and assign ownership of the raw material listed in Exhibit C (the “Raw Material”) to Talis for a purchase price of [***].
C.
Costs. thX shall be responsible to prepare certain of the Transferred Equipment, molds, and Raw Material for shipment and shall make the Transferred Equipment and Raw Material available to Talis for pickup at thX’s Zweibrücken facility. Talis shall be solely responsible to arrange for, and pay the cost of, shipping the Transferred Equipment, molds and Raw Material. In addition, Talis will reimburse thX for the time and expenses incurred by thX (or its applicable affiliate) (for clarity, [***]) to prepare the transferred Equipment, molds and Raw Material, including removal of any thX intellectual property in accordance with Subsection A (“Equipment Prep”), up to a maximum of [$***]. The Parties acknowledge and agree that thX shall quote, and require a PO from Talis prior to the commencement of any Equipment Prep.
D.
No Warranty. Talis acknowledges that the Transferred Equipment and the Raw Material are being provided on an “as-is-where-is” basis without any warranties, representations or guarantees. Without limiting the generality of the foregoing, thX expressly disclaims any and all express or implied warranties including, but not limited to, the implied warranties of merchantability and fitness for purpose under the Uniform Commercial Code.
5.
Indemnification. Talis shall indemnify and hold harmless thX and its affiliates, their directors, officers, employees, invitees, agents and customers (“Indemnitees”) from and against all liability, demands, claims, losses, costs, actions, judgments, fines, penalties, damages and expenses pursued by any third party, including attorney’s fees incurred by Indemnitees related to or arising in connection with: (i) any breach of this Agreement or the License Agreement; (ii) the manufacture, sale, shipment and distribution of any product manufactured by Talis (or its affiliates, contract manufacturer or successors in interest) utilizing the Transferred Equipment, the Raw Materials, or the License Agreement. The Parties shall be subject to the Indemnification Procedures set forth in Section 5.3 of the License Agreement, which provision is hereby incorporated by reference.
6.
Mutual Release. Except for their respective obligations under this Agreement and the License Agreement and subject to California Civil Code § 1542, each Party, for itself, its successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their officers, directors, employees, partners, and agents, and/or any other successor in interest, hereby releases, acquits and forever discharges the other Party, its successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their officers, directors, employees, partners, and agents, and/or any other successor in interest from any and all claims, demands, actions, causes of action, damages, costs, expenses, fees, suits, debts, dues, sums of money, accounts, bonds, bills, contracts, covenants, controversies, variances, judgments, obligations and other liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, fraud, statutory or regulatory violation, from the beginning of time through the date of this Agreement.

7.
Confidentiality and Non-Disparagement.
A.
Confidentiality. Absent the prior written consent of the other Party, each Party shall keep confidential and shall not disclose or announce to any member of the media or any other third party the fact, terms or conditions of this Agreement except to assist the Parties with respect to the implementation of, compliance with or accounting for the transactions contemplated by this Agreement. Notwithstanding any of the foregoing, the Parties may make required public filings regarding the required fact, terms or conditions of this Agreement that are disclosed to the other Party prior to such public filings.
B.
Non-Disparagement. Each Party shall not: (i) disparage, criticize or make negative or derogatory statements or comments about; or (ii) take any action or attempt to communicate in any way information or opinions intended to or which is likely to have the effect of damaging, discrediting, or otherwise call into disrepute, the other Party, its successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their officers, directors, employees, partners, and agents, and/or any other successor in interest. This provision applies to all such disparaging acts without regard for the truth or falsehood of the statement and regardless of whether the statement(s) would constitute a claim for defamation.
C.
Permitted Statements. Each Party may make general statements to the effect that the Parties have reached an agreement to end their business relationship on mutually agreeable terms. Nothing in this Agreement shall be construed to prevent either Party from making any disclosure required by law, regulation, or court rule.
8.
Binding Nature. This Agreement shall be binding upon and inure solely to the benefit of the Parties, their heirs, successors and assigns.
9.
Choice of Law/Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding any of its conflict of laws principles that would require the application of the laws of another jurisdiction. Exclusive jurisdiction for any disputes arising from this Agreement shall be in the state or federal courts located in Chicago, Illinois and both Parties submit to the jurisdiction and venue of such courts.
10.
Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and the Parties agree to take any and all steps that are necessary in order to enforce the provisions hereof.

11.
Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto, superseding all prior oral or written representations, negotiations, understandings and agreements, on the subject matter hereof.
12.
Copies/Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one instrument and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other. Electronic or facsimile copies of signatures hereon shall be treated as originals.
13.
Authority/Proper Party. The Parties do hereby declare that this Agreement has been duly authorized by each of the Parties after consultation with counsel, and that the undersigned do fully understand the terms of this Agreement and have the express authority to enter into this Agreement.
14.
No Rescission on Grounds of Mistake. The Parties acknowledge that they have made their own investigations of the matters covered by this Agreement to the extent they deemed it necessary to do so. Therefore, the Parties agree that they will not seek to set aside any part of this Agreement on the grounds of mistake. Furthermore, the Parties understand, agree, and expressly assume the risk that any fact not recited, contained or embodied in the Agreement may turn out hereinafter to be other than, different from, or contrary to the facts now known to them, or believed by them to be true, and further agree that the Agreement shall be effective in all respects notwithstanding, and shall not be subject to termination, modification, or rescission by reason of any such mistake with regard to the facts.
15.
Construction of this Agreement. The Parties acknowledge that all Parties, through their legal counsel, played an equal role in drafting and/or had an equal opportunity to review and modify the provisions set forth in this Agreement. Thus, in the event of any misunderstanding, ambiguity, or dispute concerning this Agreement’s provisions or interpretations, no rule of construction shall be applied that would result in having this Agreement interpreted against any Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

Talis Biomedical Corporation	thinXXS Microtechnology GmbH

By:	/s/ Roger Moody	By:	/s/ Joseph Rytell
Print Name:	Roger Moody	Print Name:	Joseph Rytell
Title:	CFO	Title:	President
Dated:	3/22/2023	Dated:	3/22/2023